UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):

                                January 18, 1999





   Delaware                             0-71735                  06-1453896
(State or other                     (Commission File            (IRS Employer
jurisdiction of                         Number)              Identification No.)
incorporation)

         15170 North Hayden Road, Suite One, Scottsdale, Arizona 85260
             (Address of principal executive offices) (Zip Code)



             Registrant's telephone number, including area code:

                                (602) 627-0200

Item 5.  Other Events.

      On January 18, 1999, Coyote Sports, Inc. ("Coyote Sports") and Royal Precision, Inc. ("Royal Precision") issued a joint press release announcing that their respective Boards of Directors unanimously approved a letter of intent, dated January 18, 1999, pursuant to which Royal Precision will combine with Coyote Sports.

      Under the terms of the transaction, Royal Precision shareholders would receive one share of a new class of Coyote 6% Convertible Preferred Stock for each share of Royal Precision common stock they own. The 6% Convertible Preferred Stock would have a 6% cumulative annual dividend, payable quarterly, a redemption price of $6.00 per share and would be convertible into Coyote Sports common stock representing, in the aggregate, 50% of the Coyote common stock outstanding on the closing date of the transaction, after giving effect to such conversion.

      Completion of the transaction is subject to the completion of the parties' respective due diligence, the negotiation and execution of a definitive agreement, required approvals of shareholders of both companies, the expiration of any applicable waiting periods under the antitrust laws, registration of the shares of Coyote Sports' preferred stock issuable in the transaction under the securities laws, and other customary closing conditions. The transaction is anticipated to close in the second quarter of 1999.

      A copy of the text of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of the letter of intent is attached as Exhibit 99.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

      Certain statements contained herein constitute "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of Royal Precision, including with respect to the proposed combination, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: achieving sales levels to fulfill revenue expectations; the absence of presently unexpected costs or charges, certain of which may be outside the control of Royal Precision; uncertainties involved in integrating the operations of Coyote Sports and Royal Precision; general economic and business conditions; and industry competition. Additional factors are detailed in Royal Precision's public filings with the Securities and Exchange Commission. Royal Precision disclaims any responsibility to update any forward-looking statement provided in this press release.


Item 7.  Financial Statements and Exhibits

            (a)   None.

            (b)   None.

            (c)   Exhibits.

      99.1 Text of press release issued by Coyote Sports, Inc. and Royal Precision, Inc. on January 18, 1999.

      99.2 Letter of Intent dated January 18, 1999, by and between Coyote Sports, Inc. and Royal Precision, Inc.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ROYAL PRECISION, INC.



Dated:  January 20, 1999               By:/s/ Raymond J. Minella
                                          --------------------------
                                          Name:    Raymond J. Minella
                                          Title:      Chairman

                                  EXHIBIT INDEX

Exhibit 99.1 Text of joint press release issued by Coyote Sports, Inc. and Royal Precision, Inc. on January 18, 1999

Exhibit 99.2 Letter of Intent, dated January 18, 1999, by and between Coyote Sports, Inc. and Royal Precision, Inc.